UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                                                Date of report (Date of earliest event reported) September 27, 2006

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143                                                              35-1150732
(Commission File Number)                                                   (IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana                                                      46268
(Address of Principal Executive Offices)                                           (Zip Code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 27, 2006, the Board of Directors of Hurco Companies, Inc. (the “Registrant”) elected Michael P. Mazza to serve as a director. Mr. Mazza holds a Master's degree in Intellectual Property Law, and was with the nationally recognized intellectual property law firm of Niro, Scavone, Haller & Niro of Chicago for nearly 14 years before opening his own law firm. Mr. Mazza has not yet been named to a committee of the board of directors.

A press release regarding Mr. Mazza's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 27, 2006, the Registrant amended its Amended and Restated By-Laws to increase the size of the Board of Directors from seven (7) to eight (8) directors. The amended By-Laws are filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits

99.1	Press Release dated September 27, 2006.

  3.1 Amended and Restated By-Laws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2006

HURCO COMPANIES, INC.

By: ___/s/ Michael Doar
Michael Doar, Chairman and
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.   Description

(d)   Exhibits

99.1	Press Release dated September 27, 2006.

3.1   Amended and Restated By-Laws of the Registrant.